Item 9.01
(d) Exhibits
Exhibit 10.15

Pathfinder Bank

Supplemental Executive Retirement Plan
Participation Agreement

January 1, 2014

I, James A. Dowd, and Pathfinder Bank hereby agree, for good and valuable consideration, the value of which is hereby acknowledged, that I shall participate in the Supplemental Executive Retirement Plan (“Plan”) established as of January 1, 2014, by Pathfinder Bank, as such Plan may now exist or hereafter be modified, and do further agree to the terms and conditions thereof.

I understand that I must execute this Supplemental Executive Retirement Plan Participation Agreement (“Participation Agreement”) as well as notify the Administrator of such execution in order to participate in the Plan.  The provisions of the Plan are incorporated herein by reference.  In the event of an inconsistency between the terms of this Participation Agreement and the Plan, the terms of the Plan shall control.  Any elections that I may make in this Participation Agreement must be made on my initial entry into the Plan.

The following provisions relate to a determination of my Account Balance under the Plan.

Benefit Age My Benefit Age is age [65].

Annual Contribution   Each year, effective as of the last day of the calendar year, I understand that the Bank shall make a contribution to my account equal to $25,000.

Discretionary Contribution   In the sole discretion of the Board, a Discretionary Contribution may be allocated to my account from time to time.  Any Discretionary Contribution allocated to my account shall become a part of my Account Balance and shall be subject to the vesting rate set forth below.

Vesting Rate   Fully Vested (100%)

Distribution Upon Attainment of Benefit Age  I understand that within 30 days of attainment of my Benefit Age, I shall be entitled to my Account Balance, calculated in accordance with all relevant provisions of the Plan.  My Account Balance will be in a Lump Sum payment unless I elect otherwise by checking the box below.

X	In lieu of a lump sum payment, I elect Annual Installments for 10 Years (not to exceed 10 years)

Separation from Service On or After Benefit Age  I understand that if I retire on or after attainment of my Benefit Age, I shall be entitled to my Account Balance, calculated in accordance with all relevant provisions of the Plan.  My Account Balance will be paid within 30 days after my retirement (unless I am a “Specified Employee” as defined in the Plan) in a Lump Sum payment unless I elect otherwise by checking the box below.

X	In lieu of a lump sum payment, I elect Annual Installments for 10 Years (not to exceed 10 years)

Separation from Service Prior to Benefit Age  If I have a vested Account Balance at the time of my voluntary or involuntary Separation from Service without Cause (as defined in the Plan) prior to attainment of my Benefit Age (other than due to Death or Disability or a Change in Control), I shall be entitled to the vested portion of my Account Balance, calculated in accordance with all relevant provisions of the Plan.  My Account Balance will be paid within 30 days after my Separation from Service (unless I am a “Specified Employee” as defined in the Plan) in a Lump Sum payment unless I elect otherwise by checking the box below.

X	In lieu of a lump sum payment, I elect Annual Installments for 10 Years (not to exceed 10 years)

Termination for Cause  I understand that if I have a Termination for Cause, my entire Account Balance under this Plan shall be forfeited.

Death Benefit  In the event of my death prior to Separation from Service, my Beneficiary shall be entitled to a Death Benefit equal to my entire Account Balance, calculated in accordance with the Plan and payable in a Lump Sum payment within 30 days after my death.

Following a Change in Control

Change in Control Occurs Before Separation from Service.  I understand that if there is a Change in Control and I have an involuntary Separation from Service or resign for Good Reason, I will be entitled to my entire Account Balance calculated as set forth in Section 2.4 of the Plan.  My Account Balance shall be paid within 30 days after my Separation from Service (unless I am a “Specified Employee” as defined in the Plan) in a Lump Sum payment.  I understand that if there is a Change in Control and I voluntarily terminate employment (other than for Good Reason), I will be entitled only to the vested portion of my Account Balance, calculated without regard to the Change in Control.

Change in Control Occurs After Separation from Service.  In the event a Change in Control occurs following my Separation from Service and while I am receiving my Account Balance in the form of Installment Payments, I can elect to have the remaining payments paid in the form of a Lump Sum Payment by checking the box below.

X       I elect to have the remaining payments paid in a Lump Sum.

If I am a “Specified Employee” (as defined in the Plan) at the time of my Separation from Service (for reasons other than death or Disability), my Account Balance hereunder shall be held by the Company and distributed to me commencing on the first day of the seventh month following my Separation from Service.

Disability While Employed  I understand that in the event of my Disability prior to my Benefit Age, I will be entitled to the Disability Benefit equal to my entire Account Balance calculated as set forth in the Plan.  My Disability Benefit will be paid in a Lump Sum payment within 30 days after my Disability determination unless I elect otherwise by checking the box below.

X       I elect Annual Installments for 10 Years (not to exceed 10 years)

My Disability Benefit shall be payable:

X	Upon the determination of my Disability

❑	Upon the attainment of my Benefit Age

This Participation Agreement shall become effective upon execution below by me as the Executive and by a duly authorized officer of Pathfinder Bank.

Dated this 24th day of February, 2014.

EXECUTIVE                                                                        Pathfinder Bank
/s/ James A. Dowd                                                             By: /s/ Thomas W. Schneider
                                                                                              Duly Authorized Officer of the Bank